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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

All of the following subsidiaries are either directly or indirectly owned by The TJX Companies, Inc.

                                                       STATE OR JURISDICTION             NAME UNDER WHICH
                                                          OF INCORPORATION                DOES BUSINESS
OPERATING SUBSIDIARIES                                    OR ORGANIZATION                 (IF DIFFERENT)
----------------------                                 ---------------------             ----------------
NBC Attire Inc.                                        Massachusetts
Newton Buying Corp.                                    Delaware
NBC Distributors Inc.                                  Massachusetts
NBC Merchants, Inc.                                    Indiana
NBC Charlotte Merchants, Inc.                          North Carolina
NBC Nevada Merchants, Inc.                             Nevada
NBC Philadelphia Merchants, Inc.                       Pennsylvania
NBC Pittston Merchants, Inc.                           Pennsylvania
Marmaxx Operating Corp.                                Delaware                             T.J. Maxx/Marshalls
Marshalls Atlanta Merchants, Inc.                      Georgia
Marshalls Bridgewater Merchants, Inc.                  Virginia
Marshalls Woburn Merchants, Inc.                       Massachusetts
Marshalls of MA, Inc.                                  Massachusetts
New York Department Stores                             Puerto Rico                          Marshalls
   de Puerto Rico, Inc.
Marshalls of Richfield, MN, Inc.                       Minnesota
Marshalls of Northridge-Devonshire, CA, Inc.           California
Marshalls of Glen Burnie, MD, Inc.                     Maryland
Marshalls of Beacon, VA, Inc.                          Virginia
Marshalls of Laredo, TX, Inc.                          Texas
Marshalls of Calumet City, IL, Inc.                    Illinois
Marshalls of Chicago-Clark, IL, Inc.                   Illinois
Marshalls of Streamwood, IL, Inc.                      Illinois
Marshalls of Chicago-Brickyard, IL, Inc.               Illinois
Marshalls of Matteson, IL, Inc.                        Illinois
Marshalls of Elizabeth, NJ, Inc.                       New Jersey
Marshalls of Nevada, Inc.                              Nevada
Newton Buying Company of CA, Inc.                      Delaware                             Marshalls
Strathmex Corp.                                        Delaware
HomeGoods, Inc.                                        Delaware
H.G. Merchants, Inc.                                   Massachusetts
H.G. Indiana Distributors, Inc.                        Indiana
HomeGoods of Puerto Rico, Inc.                         Puerto Rico
NBC Apparel, Inc.                                      Delaware
NBC Apparel                                            United Kingdom                       T.K. Maxx
NBC Apparel Group Limited                              United Kingdom
T.K. Maxx                                              United Kingdom
NBC Apparel Management Limited                         United Kingdom
TJX Netherlands B.V.                                   Netherlands                          T.K. Maxx

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                                                                      EXHIBIT 21

                                                       STATE OR JURISDICTION                 NAME UNDER WHICH
                                                         OF INCORPORATION                     DOES BUSINESS
OPERATING SUBSIDIARIES                                    OR ORGANIZATION                     (IF DIFFERENT)
----------------------                                 ---------------------                -----------------
T.K. Maxx Ireland                                      Ireland
Concord Buying Group, Inc.                             New Hampshire                            A.J. Wright
AJW Merchants Inc.                                     Massachusetts                            A.J. Wright
NBC Manager, LLC                                       Delaware
NBC Trust                                              Massachusetts
NBC Operating, LLC                                     Delaware
T.J. Maxx of CA, LLC                                   Delaware
T.J. Maxx of IL, LLC                                   Delaware
Marshalls of CA, LLC                                   Delaware
Marshalls of IL, LLC                                   Delaware
NYDS, LLC                                              Delaware
AJW South Bend Merchants, Inc.                         Indiana
WMI-1 Holding Company                                  Nova Scotia, Canada
WMI-99 Holding Company                                 Nova Scotia, Canada
Winners Merchants International, L.P.                  Ontaria, Canada
NBC Holding, Inc.                                      Delaware


LEASING SUBSIDIARIES

Cochituate Realty, Inc.                                Massachusetts
NBC First Realty Corp.                                 Indiana
NBC Second Realty Corp.                                Massachusetts
NBC Fourth Realty Corp.                                Nevada
NBC Fifth Realty Corp.                                 Illinois
NBC Sixth Realty Corp.                                 North Carolina
NBC Seventh Realty Corp.                               Pennsylvania
AJW Realty of Fall River, Inc.                         Massachusetts
H.G. Brownsburg Realty Corp.                           Indiana
H.G. Conn. Realty Corp.                                Delaware
AJW South Bend Realty Corp.                            Indiana

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